2013 KBW Community Bank Investor Conference Tom Wiley – Vice Chairman and President Tom Callicutt – Executive Vice President and CFO July 31, 2013

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this earnings deck that are not statements of historical fact may constitute forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including projections of future amortization and accretion, anticipated internal growth and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we may acquire from the FDIC as receiver may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of some of the important factors that may affect actual outcomes.

Contents

State Bank Financial Corporation Profile.......... 4

2Q 2013 Results 5

Company Characteristics.......... 9

Strategic Priorities..........17

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4 State Bank Financial Corporation Profile Source: SNL Financial for demographic data Note: Financial metrics as of 6/30/13; market data as of 7/25/13 State Bank Financial Corporation (NASDAQ: STBZ) headquartered in Atlanta, Georgia Banking Subsidiary: State Bank and Trust Company headquartered in Macon, Georgia Market Data  Market Cap: $523mm  TBV/Share: $12.94  P/TBV: 1.27x  Dividend Yield: .73% Metrics  Total Assets: $2.61B  Total Loans: $1.46B  Total Deposits: $2.13B  Total Equity: $426mm Demographic Data  Concentrated footprint in attractive markets that represent approximately 2/3 of total deposits in the state of Georgia  Projected population growth of 4.1% from 2012-2017 in our 3 Georgia MSAs, compared to 3.5% projected growth for the entire U.S.  Projected household income growth of 21.1% from 2012- 2017 in our 3 Georgia MSAs, compared to 13.4% projected growth for the entire U.S. Branch Map  21 Branches in 3 MSAs

5 2Q 2013 Results

6 2Q13 Highlights Increased Efficiency Improved Funding Prudently Grew Earning Assets  Noninterest expense decreased by more than $1mm  Continued actions taken in the quarter to decrease expense run-rate  Noninterest-bearing deposits increased by $20mm and now represent more than 20% of total deposits  Cost of funds improved for the 12th consecutive quarter, down to 37 bps  Noncovered loans grew $72mm to $1.1B and now represent over 77% of total gross loans  Credit metrics on noncovered portfolio remain very solid; third consecutive quarter of noncovered net recoveries Effectively Managed Loss Share Expiration  Covered loans decreased by $63mm to $334mm  FDIC receivable decreased $48mm to $211mm  $52mm transferred from nonaccretable to accretable discount

2Q13 Results Summary

STATE BANK
Financial Corporation

- 2Q13 net income of $137 thousand significantly impacted by continued elevated amortization of FDIC receivable, a result of better than anticipated covered loan performance
- Accretion income was up on a linked-quarter basis primarily due to improved cash flow re-estimations
- Noncovered loans now represent more than 77% of total gross loans
- Noninterest-bearing deposits now comprise over 20% of total deposits

Income Statement Highlights (dollars in thousands, except per share data)	2Q13	1Q13	2Q12	2013 YTD	2012 YTD
Total interest income on invested funds	$2,693	$2,502	$2,992	$5,195	$5,958
Interest income on noncovered loans, including fees	15,141	14,374	13,773	29,515	25,678
Accretion income on covered loans	25,787	20,636	32,191	46,423	55,681
Total interest expense	1,995	1,996	2,566	3,991	5,418
Net interest income	41,626	35,516	46,390	77,142	81,899
Provision for loan losses (noncovered loans)	665	350	2,125	1,015	3,660
Provision for loan losses (covered loans)	(1,288)	(2,385)	2,902	(3,673)	1,619
Net interest income after provision for loan losses	42,249	37,551	41,363	79,800	76,620
Accretion (amortization) of FDIC Receivable	(20,762)	(16,779)	(4,007)	(37,541)	(11,018)
Other fee income	4,224	4,121	2,248	8,345	4,928
Total noninterest income	(16,538)	(12,658)	(1,759)	(29,196)	(6,090)
Total noninterest expense	25,461	26,664	21,926	52,125	44,618
Income (loss) before income taxes	250	(1,771)	17,678	(1,521)	25,912
Income tax expense (benefit)	113	(615)	6,647	(502)	9,743
Net income (loss)	$137	($1,156)	$11,031	($1,019)	$16,169
Diluted net income (loss) per share	-	(.04)	.34	(.03)	.49
Dividends per share	.03	.03	-		
Tangible book value per share	12.94	12.96	12.99		

Balance Sheet Highlights (period-end balances)	2Q13	1Q13	2Q12
Noncovered loans	$1,123,122	$1,051,455	$881,120
Total assets	2,607,697	2,641,306	2,671,225
Noninterest-bearing deposits	429,960	409,717	343,214
Total deposits	2,126,084	2,148,190	2,165,136
Shareholders' equity	425,926	426,936	420,054

Note: Consolidated financial results for 2Q 2013 contained throughout this presentation are unaudited; numbers may not add due to rounding

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8 173 205 257 (21) (26) 52 78 0 100 200 300 400 4Q12 1Q13 2Q13 Accretable Discount Acc. Discount Accretion Transfers 1 Other includes charge-offs, write-downs, and other losses, amount attributable to loss share agreements and external expenses qualifying under loss share agreements Continued Improvement in Actual and Forecasted Covered Loan Performance ($ i n mi llio n s) $73mm of scheduled future amortization with an estimated weighted average life of 4 quarters $257mm of scheduled future accretion with an estimated weighted average life of 11 quarters ($ i n mi llio n s) 1  Collections and amortization in the second quarter decreased the total FDIC receivable (indemnification asset) by $48mm to $211mm at quarter end  Current scheduled indemnification asset amortization of $73mm is up from $43mm in 1Q13, and has an estimated weighted average life of 4 quarters  Over $130mm of transfers from nonaccretable to accretable over the past 2 quarters, reflecting better performance than previously forecasted  As of the end of 2Q13, there is $257mm of discount to be recognized as loan accretion income, with an estimated weighted average life of 11 quarters 355 259 211 (59) (20) (21) (8) (17) (21) 0 100 200 300 400 4Q12 1Q13 2Q13 FDIC Receivable FDIC Rec. Collections from FDIC Other Amortization of FDIC Rec.

9 Company Characteristics

10 Well Positioned Franchise Efficient Network in Attractive Markets Special Asset Expertise Mitigated Credit Risk Balance Sheet Strength Management Depth  Scalable core banking operations in attractive markets  A highly effective problem asset resolution business  Capital levels to support organic and opportunistic growth  Team with a track record of organic growth, successful integrations and building long-term shareholder value  Credit risk mitigated by covered assets and timing of when essentially all noncovered assets were generated (commencing July 2009) Payments Expertise  Treasury services / cash management capabilities to drive core deposit growth

Efficient Network in Attractive Markets

STATE BANK Financial Corporation

- Uniquely well-positioned, with deposits per branch over two times higher than average competitor deposits per branch in the markets we serve
- Opportunity for differentiation in Atlanta, as 75% of the market is dominated by large regional / national competitors
- Mature franchise with leading market share in middle Georgia

Deposit Market Share by MSA

	2012 Rank	Company	HQ State	Total Assets ($000)	Number of Branches	Total Deposits in Market ($000)	Total Market Share (%)	As a % of Hold Co. Deposits
Atlanta[1]	1	SunTrust Banks Inc.	GA	171,546,000	189	31,988,278	27.0	24.6
	2	Wells Fargo & Co.	CA	1,440,563,000	203	22,376,279	18.9	2.2
	3	Bank of America Corp.	NC	2,123,320,000	145	20,435,708	17.3	1.9
	4	BB&T Corp.	NC	182,735,000	93	7,846,143	6.6	6.0
	5	Synovus Financial Corp.	GA	26,563,174	47	3,891,603	3.3	18.9
	6	Regions Financial Corp.	AL	118,707,000	72	3,350,888	2.8	3.6
	7	PNC Financial Services Group	PA	304,415,000	73	2,395,613	2.0	1.1
	8	United Community Banks Inc.	GA	7,162,635	37	2,039,372	1.7	33.8
	9	Fidelity Southern Corp.	GA	2,675,233	31	1,965,490	1.7	95.5
	10	JPMorgan Chase & Co.	NY	2,439,747,000	78	1,300,664	1.1	0.1
	13	State Bank Financial Corp.	GA	2,607,697	6	1,011,856	0.9	46.4
		Total Market			1,355	118,450,382		
Middle Georgia[2]	1	State Bank Financial Corp.	GA	2,607,697	14	1,147,647	26.6	52.6
	2	SunTrust Banks Inc.	GA	171,546,000	14	683,274	15.8	0.5
	3	BB&T Corp.	NC	182,735,000	12	557,635	12.9	0.4
	4	Bank of America Corp.	NC	2,123,320,000	11	408,785	9.5	0.0
	5	Wells Fargo & Co.	CA	1,440,563,000	6	308,032	7.1	0.0
		Total Market			94	4,312,684		

[1] Atlanta/Sandy Springs/Marietta MSA
[2] Macon and Warner Robins MSAs

Source: SNL Financial; market share ranking of banks and thrifts as of 6/30/12

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12 Management Depth  State Bank Executive Officers average over 30 years of banking experience, substantially all of which is within the local Georgia markets the company serves  Next level depth with diverse backgrounds in the financial services industry Executive Position Years of Banking Experience Years of Banking Experience in Georgia Joseph W. Evans Chairman, Chief Executive Officer 39 39 J. Thomas Wiley, Jr. Vice Chairman, President 38 38 Kim Childers Vice Chairman, Executive Risk Officer 31 31 Stephen W. Doughty Vice Chairman, Acting Chief Credit Officer 40 40 J. Daniel Speight, Jr. Vice Chairman, Chief Operating Officer 30 30 Thomas L. Callicutt, Jr. Executive Vice President, Chief Financial Officer 40 2 David W. Cline Executive Vice President, Chief Information Officer 4 4 Steven G. Deaton Executive Vice President, Enterprise Risk Officer 28 28 Pete Walczuk Executive Vice President, Chief Talent Officer 41 39

Balance Sheet Strength

STATE BANK
Financial Corporation

- Strong capital levels, $413mm of tangible common equity and 15.9% TCE ratio as of 2Q13, position State Bank to opportunistically deploy capital



Tangible Common Equity / Tangible Assets
16%
15%
14%
13%
12%
11%
10%
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13

Measured Approach to Deploying Capital

- Conservatively underwritten organic growth to replace covered assets
- Assessing M&A opportunities in a disciplined manner, including:
  - Unassisted and FDIC-assisted traditional banks
  - Earning-asset and fee income lines of business

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14  Credit risk mitigated by both FDIC coverage and the fact that essentially all noncovered loans were originated post credit crisis  Minimal charge-offs resulted in net recoveries on noncovered assets for the third straight quarter  Noncovered NPAs of $4.8mm as of 2Q13, as NPLs declined to 33 bps of total noncovered loans at 2Q13  Noncovered allowance to noncovered loans is 1.41%, which is 3.3x total noncovered NPAs ($ i n t h o u sa n d s) ($ i n t h o u sa n d s) (200) 0 200 400 600 800 1,000 2Q12 3Q12 4Q12 1Q13 2Q13 Net Charge-offs (Recoveries) 0.0% 0.5% 1.0% 1.5% 2.0% 2Q12 3Q12 4Q12 1Q13 2Q13 Credit Ratios Noncovered NPLs to Noncovered Loans Noncovered ALL to Noncovered Loans 0 2,000 4,000 6,000 8,000 10,000 2Q12 3Q12 4Q12 1Q13 2Q13 Nonperforming Assets NPLs OREO Mitigated Credit Risk

15 Payments Expertise  Delivering differentiated service through 15 Certified Treasury Professionals across the entire organization  Investing in payments technologies that embrace “convenience,” “choice” and “quality” as client-facing differentiators  Enhances our treasury services / cash management product offering for our commercial clients  Integration of Altera is proceeding very well and contribution is exceeding our initial expectations Focused on cash management capabilities as a core competency Acquired Macon, Georgia-based Altera Payroll, Inc., on October 15, 2012

16 Special Asset Expertise  Team members with significant resolution experience that have made great strides working through the $3.8B in total assets acquired from the FDIC  Broad understanding of a variety of troubled asset classes  Since 1Q10, the covered loan portfolio has declined over $700mm or 68% to $334mm as of 2Q13 ($ i n mi llio n s)  Since 1Q10, OREO balances have declined $120mm or 70% to $52.3mm as of 2Q13  97.9% of OREO balances are covered  OREO sales have averaged over $22mm per quarter over the past year ($ i n t h o u sa n d s) 0 200 400 600 800 1,000 2Q12 3Q12 4Q12 1Q13 2Q13 Covered Loan Portfolio 0 20,000 40,000 60,000 80,000 100,000 2Q12 3Q12 4Q12 1Q13 2Q13 OREO Balances

17 Strategic Priorities

18 Strategic Priorities: Efficiency  Focused on productivity and sustainability of the core franchise  Not a one-time “cost-cutting” project, but striving to instill a culture of operating efficiently  Significant actions taken in 1Q13 and 2Q13 to decrease expense run-rate, while reinvesting in the core franchise to increase long-term efficiency  Efficient footprint with 21 branches, compared to the 41 branches operated by legacy charters ($ i n t h o u sa n d s) 1 Excludes loan collection and OREO costs 10,000 15,000 20,000 25,000 30,000 2Q12 3Q12 4Q12 1Q13 2Q13 Noninterest Expense 1 Noninterest Expense One-time Expense Current Branches Closed

19 Strategic Priorities: Funding  Noninterest-bearing deposits have increased nearly 130% since 1Q10, reflecting our focus on relationship banking and payments expertise  Noninterest-bearing deposits increased 25% over the prior year and comprise more than 20% of total deposits as of 2Q13  Cost of funds of 37 bps has declined for 12 consecutive quarters and has declined 145 bps since 2Q10 ($ i n mi llio n s) N IB / Tot al D ep o sit s 1.82% .37% 0.0% 0.5% 1.0% 1.5% 2.0% 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q Cost of Funds 0% 5% 10% 15% 20% 25% 0 100 200 300 400 500 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q Noninterest-bearing Deposits NIB Deposits NIB / Total Deposits

20 Strategic Priorities: Earning Assets  Effectively replacing covered loans with noncovered or “organic” loan growth  Noncovered loan growth of $71.7mm, or 6.8%, in 2Q13  Noncovered loans of $1.1B comprise over 77% of total gross loans, up from 46% at the end of 2011 ($ i n mi llio n s) 78 1,123 1,036 334 0 200 400 600 800 1,000 1,200 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q Loan Portfolio Noncovered Covered

21 Summary Results Well Positioned Franchise Executing on Strategic Priorities  Fundamentally positive trends obscured by loss share timing recognition  Efficient network in attractive markets  Management depth  Balance sheet strength  Increasing efficiency  Improving funding  Prudently growing earning assets Profile  One of Georgia’s best-capitalized banks with operations in Atlanta and middle Georgia  Mitigated credit risk  Payments expertise  Special asset expertise